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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

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Sauer-Danfoss Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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SAUER-DANFOSS INC.
250 Parkway Drive, Suite 270
Lincolnshire, Illinois 60069

Krokamp 35
24539 Neumünster, Germany

April 14, 2008

Dear Fellow Stockholder:

        You are cordially invited to attend a Special Meeting of Stockholders of Sauer-Danfoss Inc. to be held on May 1, 2008 at                                    ,                                     ,                         ,                                     at 10:00 A.M., local time.

        The attached Notice of Special Meeting and Proxy Statement describe the formal business to be transacted at the Special Meeting. At the Special Meeting, stockholders will be asked to approve amendments to the Sauer-Danfoss certificate of incorporation (as amended to date) that will eliminate the 80% supermajority voting requirement for stockholder approval of amendments to Articles FIFTH through TENTH of our certificate of incorporation and stockholder-approved amendments to our by-laws.

        YOUR VOTE IS IMPORTANT, REGARDLESS OF THE NUMBER OF SHARES YOU OWN. WE URGE YOU TO SIGN, DATE AND MAIL THE ENCLOSED PROXY CARD AS SOON AS POSSIBLE EVEN IF YOU CURRENTLY PLAN TO ATTEND THE SPECIAL MEETING. This will not prevent you from voting in person, but will assure that your vote is counted if you are unable to attend the meeting.

        It is always a pleasure for me and the other members of our Board of Directors to meet with our stockholders.

        On behalf of our Board of Directors, thank you for your continued interest and support.

Sincerely,
Jørgen M. Clausen Chairman of the Board of Directors

SAUER-DANFOSS INC.
250 Parkway Drive, Suite 270
Lincolnshire, Illinois 60069

Krokamp 35
24539 Neumünster, Germany

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
TO BE HELD MAY 1, 2008

TO OUR STOCKHOLDERS:

        NOTICE IS HEREBY GIVEN that a Special Meeting of Stockholders (the "Special Meeting") of Sauer-Danfoss Inc. (the "Company") will be held on May 1, 2008, at                                    , commencing at 10:00 A.M., local time, for the following purposes:

  1.
  To consider and vote upon a proposal to amend and restate the Company's existing amended and restated certificate of incorporation (the "Certificate of Incorporation") in order to delete provisions requiring the approval of at least 80% of the outstanding shares of the capital stock of the Company entitled to vote generally in the election of directors for the amendment, alteration, or repeal of any provisions of (i) Articles FIFTH through TENTH of the Certificate of Incorporation, or (ii) the Company's amended and restated by-laws (the "By-Laws") (or the adoption of new by-laws in replacement thereof) by our stockholders, and to effectively replace such supermajority threshold with a simple majority threshold; and

  2.
  To consider such other business as may properly come before the Special Meeting or any adjournment or postponement thereof.

        Stockholders of record at the close of business on April 9, 2008 are entitled to notice of and to vote at the Special Meeting and at any adjournment or postponement thereof. A complete list of these stockholders will be available at the Company's offices at 2800 East 13th Street, Ames, IA 50010 prior to the Special Meeting.

        All stockholders are cordially invited to attend the Special Meeting in person. Whether or not you expect to attend the meeting, please complete, date, sign and return the enclosed proxy card as promptly as possible in order to ensure your representation at the Special Meeting. A return envelope (which is postage pre-paid if mailed in the United States) is enclosed for that purpose. Even if you have given your proxy, you may still vote in person if you attend the Special Meeting. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the Special Meeting, you must obtain from the record holder and bring to the meeting a proxy issued in your name, authorizing you to vote the shares.

By order of the Board of Directors

Kenneth D. McCuskey Corporate Secretary
Lincolnshire, Illinois April 14, 2008

I-1

SAUER-DANFOSS INC.
250 Parkway Drive, Suite 270,
Lincolnshire, Illinois 60069

Krokamp 35
24539 Neumünster, Germany

PRELIMINARY PROXY STATEMENT
April 14, 2008

        The enclosed proxy is being solicited on behalf of the Board of Directors of Sauer-Danfoss Inc. (the "Company") for use at its Special Meeting of Stockholders to be held on May 1, 2008 (the "Special Meeting"), at 10:00 A.M. local time, or at any adjournment or postponement thereof, for the purposes set forth herein and in the accompanying Notice of Special Meeting of Stockholders. The Special Meeting will be held at                                    . This proxy statement and accompanying proxy card were mailed on or about April 14, 2008 to all stockholders entitled to vote at the Special Meeting.

Purpose of Special Meeting

        At the Special Meeting, stockholders will be asked to act on the matters outlined in the accompanying Notice of Special Meeting of Stockholders, including the approval of an amendment and restatement of the Company's existing amended and restated certificate of incorporation (the "Certificate of Incorporation") that would result in the elimination of provisions requiring the approval of at least 80% of the outstanding shares of the capital stock of the Company entitled to vote generally in the election of directors for the amendment, alteration, or repeal of any provisions of (i) any of Articles FIFTH through TENTH of the Certificate of Incorporation, or (ii) the Company's amended and restated by-laws (the "By-Laws") (or the adoption of new by-laws in replacement thereof) by our stockholders, and effectively replacing such supermajority approval threshold with a simple majority threshold (see pages II-4 through II-6).

Record Date and Share Ownership

        Only stockholders of record at the close of business on the record date, April 9, 2008, are entitled to vote at the Special Meeting. At the close of business on the record date, 48,252,053 shares of our common stock, $0.01 par value ("Common Stock") were outstanding and entitled to vote. Each outstanding share of Common Stock entitles its holder to cast one vote on each matter to be voted on at the Special Meeting.

Quorum

        The presence in person or by proxy of stockholders entitled to cast a majority of all of the votes entitled to be cast at the Special Meeting, including shares represented by proxies that reflect abstentions, shall constitute a quorum. Abstentions and broker non-votes (broker non-votes occur when a broker, bank or other nominee does not receive voting instructions regarding a proposal and does not have discretionary voting power with respect to the proposal) are counted for the purposes of determining the presence or absence of a quorum for the transaction of business. If there is not a quorum at the Special Meeting, the stockholders entitled to vote at the Special Meeting, whether present in person or represented by proxy, shall only have the power to adjourn the Special Meeting until such time as there is a quorum. The Special Meeting may be reconvened without notice to stockholders, other than an announcement at the prior adjournment of the Special Meeting, so long as the meeting is reconvened within 30 days of the initial meeting and a new record date is not set, and so long as a quorum is present at such reconvened meeting.

Voting, Submitting and Revoking Your Proxy

        If you properly execute, date and return the enclosed proxy, and you do not revoke it before it is exercised at the Special Meeting, your shares of Common Stock represented thereby will be voted by Jørgen M. Clausen, Sven Murmann and David J. Anderson, the proxy holders for the Special Meeting, in accordance with your instructions thereon. If you do not provide any specific instructions on the proxy, your proxy will be voted:

  •
  "FOR" approval of the amendment and restatement of the Certificate of Incorporation in order to delete provisions requiring the approval of the holders of at least 80% of the outstanding shares of the capital stock of the Company entitled to vote generally in the election of directors for the amendment, alteration, or repeal of any provisions of (i) any of Articles FIFTH through TENTH of the Certificate of Incorporation, or (ii) the By-Laws (or the adoption of new by-laws in replacement thereof) by our stockholders, and the effective replacement of such 80% approval threshold with a simple majority threshold.

        In addition, if other matters are properly presented for voting at the Special Meeting, or at any adjournment or postponement thereof, your proxy grants the persons named as proxy holders the discretion to vote your shares on such matters. The Company does not expect any additional matters to be presented for a vote at the Special Meeting.

        Even after you have submitted your proxy, you may revoke your proxy or change your vote by completing one of the following actions before your proxy is exercised at the Special Meeting: (1) delivering a written notice of revocation to the Corporate Secretary of the Company at 2800 East 13th Street, Ames, IA 50010; (2) submitting a properly executed proxy bearing a later date; or (3) attending the Special Meeting and casting your vote in person. Attendance at the Special Meeting will not cause your previously submitted proxy to be revoked unless you cast a vote at the Special Meeting.

        If you wish to attend the Special Meeting and vote shares of Common Stock held through a broker, bank or other nominee, you will need to obtain a proxy form from the institution that holds your shares and follow the voting instructions on that form.

Required Vote For Approval of Matters

        The proposal to amend our Certificate of Incorporation in order to eliminate the 80% supermajority voting requirements requires the affirmative "FOR" vote of at least 80% of the holders of the outstanding shares of our capital stock entitled to vote generally in the election of directors. Because passage of this proposal requires the vote of at least 80% of the holders of the shares of capital stock outstanding and entitled to vote, an abstention as to this matter will have the effect of a vote "AGAINST." Additionally, any non-vote (including broker non-votes) will have the effect of a vote "AGAINST."

        Brokers, banks or other nominees have discretionary authority to vote shares without instructions from beneficial owners only on matters considered "routine" by the New York Stock Exchange. However, on non-routine matters, such as the amendments to our Certificate of Incorporation, nominees do not have discretion to vote shares without instructions from beneficial owners and thus are not entitled to vote on such proposals in the absence of such specific instructions, resulting in a broker non-vote for those shares.

        Representatives of Wells Fargo Bank, N.A., our transfer agent, will tabulate the votes and act as the inspector of the election at the Special Meeting.

Expense of Solicitation of Proxies

        We will bear the entire cost of solicitation of proxies, including the preparation, assembly, printing, and mailing of this Proxy Statement, the accompanying proxy and any additional information furnished to stockholders. We will reimburse banks, brokerage houses, custodians, nominees, and fiduciaries for reasonable expenses incurred in forwarding proxy material to beneficial owners. In addition to solicitations by mail, officers, other regular employees and directors of the Company may, but without compensation other than their regular compensation, solicit proxies in person or by telephone, facsimile or electronic means. If we retain a proxy solicitation firm to assist in soliciting proxies, we anticipate the cost will be approximately $                        .

PROPOSAL NO. 1

ELIMINATION OF SUPERMAJORITY STOCKHOLDER VOTING PROVISIONS FROM THE
COMPANY'S CERTIFICATE OF INCORPORATION

        On March 12, 2008, our Board of Directors approved an amended and restated version of our Certificate of Incorporation (the "Restated Charter") that amends the currently effective version of such document by eliminating provisions requiring the approval of at least 80% of the outstanding shares of the capital stock of the Company entitled to vote generally in the election of directors for the amendment, alteration, or repeal of any provisions of (i) Articles FIFTH through TENTH of our Certificate of Incorporation, or (ii) our By-Laws (or the adoption of new by-laws in replacement thereof) by our stockholders. The Restated Charter would effectively replace such 80% supermajority voting threshold with a simple majority threshold. Our Board of Directors has directed that the elimination of such supermajority requirements be submitted to the Company's stockholders for approval. The exact text of the deleted supermajority provisions—as found in Articles SIXTH and TENTH of the existing Certificate of Incorporation, respectively—is included in the marked-up version of the Restated Charter annexed hereto as Appendix A.

Description of Supermajority Provisions Being Eliminated

        The proposed Restated Charter deletes, in its entirety, Article TENTH of our existing Certificate of Incorporation, which provides that the affirmative vote of the holders of not less than 80% of the outstanding shares of the capital stock of the Company entitled to vote generally in the election of directors, is required to amend, alter, or repeal any provision of Articles FIFTH, SIXTH, SEVENTH, EIGHTH, NINTH or TENTH of the Certificate of Incorporation. Upon deletion of such supermajority voting requirement, by default, under Section 242 of the General Corporation Law of the State of Delaware, any future amendments to the Certificate of Incorporation would require the approval of the holders of a simple majority of all outstanding shares of the Company's stock entitled to vote thereon.

        The portions of the Certificate of Incorporation subject to the current 80% supermajority standard—Articles FIFTH, SIXTH, SEVENTH, EIGHTH, NINTH AND TENTH—cover a variety of subject matters, including the following: the size and manner of selection of the Board of Directors; the alteration, amendment or repeal of the By-Laws; the limitation of liability of members of the Board of Directors to the Company's stockholders for breach of fiduciary duties; the limitation on the Company's stockholders' right to take action via written consent in lieu of a meeting; the indemnification rights of all officers, directors, employees, other representatives or persons serving in capacities upon request of the Company for liability arising from their roles as such, and the Company's related right to maintain insurance with respect to any such liability, whether covered by such indemnification rights or not. If approved by our stockholders, the Restated Charter would provide that any such provisions would now be subject to future amendment based on the approval of the holders of a simple majority of our outstanding shares of stock entitled to vote with respect to such matters.

        The Restated Charter would furthermore delete the requirement currently set forth in Article SIXTH of the Certificate of Incorporation that mandates that the approval of the holders of 80% of the outstanding shares of capital stock of the Company entitled to vote generally in the election of directors be obtained for the alteration, amendment or repeal of the By-Laws (or the adoption of new by-laws) by our stockholders, and would explicitly replace such 80% supermajority voting requirement with a simple majority voting requirement. Under our Certificate of Incorporation, any provision of our By-Laws that is adopted or amended by our stockholders (as opposed to by our Board of Directors) cannot be subsequently amended by our Board of Directors (unless stated otherwise in the relevant provision so adopted or amended by our stockholders). Thus, the effect of the proposed amendment to Article SIXTH of our Certificate of Incorporation would be to allow the holders of a simple majority of our outstanding shares of stock to adopt or amend portions of, or all of, our By-Laws in a manner that cannot subsequently be amended by our Board of Directors.

Rationale for Proposed Elimination of Supermajority Voting Provisions

        The Board of Directors believes that it is in the best interests of our Company and our stockholders to replace the supermajority voting provisions of our current Certificate of Incorporation with the simple majority requirements under the Restated Charter. Proposal No. 1 is designed to provide a degree of stability and continuity that is in the best interests of the Company and our stockholders. Adoption of Proposal No. 1 is a condition to the closing of the Share Purchase Transaction (as defined below), pursuant to which Danfoss A/S ("Danfoss") intends to acquire a controlling interest in the Company from Sauer Holding GmbH ("Sauer Holding"). Today, Danfoss and the Murmann family (through its ownership of Sauer Holding) share the controlling interest in the Company, which gives rise to the possibility of a deadlock in the event a significant opportunity, such as a sale of the Company or a major acquisition, should present itself. Our Board of Directors believes that the Company and our stockholders will benefit from making the way clear for Danfoss and Sauer Holding to complete the Share Purchase Transaction.

        In addition to its positive ramifications for these matters of internal governance, the Board of Directors believes that Proposal No. 1 may increase the attractiveness of the Company to potential third-party acquirers. The Board of Directors believes that any potential acquirer of the Company would view the existing supermajority requirements as an anti-takeover mechanism. By adopting Proposal No. 1, the Company may increase the likelihood of becoming a recipient of a third-party acquisition proposal, so the Board believes that adoption of Proposal No. 1 will enhance the value of the Company. Other than the Share Purchase Transaction, the Company is not aware of any acquisition proposals involving the Company or its capital stock.

Interest of Directors and Executive Officers

        Jørgen M. Clausen, Chairman of our Board of Directors, and Hans Kirk, a member of our Board of Directors, are affiliated with Danfoss. Mr. Clausen has served as President and Chief Executive Officer and as a member of the Executive Committee of Danfoss for more than six years. Mr. Kirk has served as Executive Vice President and a member of the Executive Committee of Danfoss for more than six years and as Chief Development Officer of Danfoss since May 15, 2005. On March 10, 2008, Danfoss and Sauer Holding entered into a definitive agreement providing for the sale by Sauer Holding to Danfoss of (i) 8,358,561 shares of our Common Stock and (ii) all of the remaining issued and outstanding shares of Danfoss Murmann Holding A/S, a Danish corporation (the "Holding Company"), which holds a substantial interest in our Common Stock (such transaction, the "Share Purchase Transaction"). As a result of the consummation of the Share Purchase Transaction (as described below), there will be a change in control of our Company, as control of a majority of the issued and outstanding shares of our Common Stock will be shifted to Danfoss solely.

        Assuming the consummation of the Share Purchase Transaction, Danfoss will benefit from the elimination of the 80% supermajority stockholder voting requirement (and its replacement with a simple majority standard) for amendments to our Certificate of Incorporation or stockholder amendments of our By-Laws, because Danfoss' control of a majority of the issued and outstanding shares of our Common Stock will provide it with the effective ability to unilaterally approve any such amendments without the support of other stockholders.

        Klaus H. Murmann, Chairman Emeritus of our Board of Directors, Nicola Keim, a member of our Board of Directors, and Sven Murmann, Vice Chairman of our Board of Directors, are members of Sauer Holding. Because approval of Proposal No. 1 is a condition to the closing of the Share Purchase Transaction, each of these three directors stands to benefit financially if Proposal No. 1 is adopted.

Restatement of Certificate of Incorporation

        Appendix A sets forth the complete text of the Restated Charter. Deletions from the current Certificate of Incorporation are indicated via strikeouts, while additions to the current Certificate of Incorporation are indicated via underlining. As can be seen in the text of the appended Restated Charter, the only substantive change to our Certificate of Incorporation that will be effected via the adoption of the Restated Charter is the elimination of the supermajority provisions, as described in this Proposal No. 1.

        In addition to the substantive change to the text of our Certificate of Incorporation that will be subject to the vote of our stockholders at the Special Meeting, there is also one minor, non-substantive change that will not impact our corporate governance but which is nevertheless reflected in the Restated Charter. As indicated in the appended version of the Restated Charter, the last two sentences of Article FIFTH will be deleted. These sentences simply convey historical information regarding the elimination of the staggered manner in which our Board of Directors was subject to election up until our 2000 annual meeting of stockholders. Because, assuming the passage of Proposal No. 1, we will be restating our Certificate of Incorporation, our Board of Directors believes that it would be prudent to delete historical information that is no longer relevant or applicable to our Company or our corporate governance at the same time. While deleting the currently inapplicable information, the Restated Certificate nevertheless preserves the first sentence of Article FIFTH, which sets forth the currently effective, substantive rule that the number of members of our Board of Directors is subject to the provisions of our By-Laws.

        If the proposed amendments to the Certificate of Incorporation (as described under this Proposal No. 1) are approved by our stockholders at the Special Meeting, promptly thereafter, we will file the Restated Charter with the Secretary of State of the State of Delaware to effect the amendments provided for therein. The Restated Charter will become effective immediately upon acceptance of its filing.

Requisite Vote

        Approval of this proposal requires the affirmative "FOR" vote of at least 80% of the holders of the outstanding shares of the capital stock of the Company entitled to vote generally in the election of directors. An abstention will have the effect of a vote "AGAINST." Additionally, any non-vote (including broker non-votes) will have the effect of a vote "AGAINST."

Recommendation

        Our Board of Directors recommends that you vote "FOR" the elimination of the supermajority approval requirements for amendments to Articles FIFTH through TENTH of our Certificate of Incorporation and for stockholder-approved amendments to our By-Laws, as reflected in the Restated Charter. Proxies solicited by our Board of Directors will be voted "FOR" the approval of these amendments to our Certificate of Incorporation unless instructions to the contrary are given. Approval of this Proposal No. 1 is not conditioned or dependent upon the approval of any other matter that may be brought before our stockholders at the Special Meeting.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table sets forth certain information as of March 3, 2008, with respect to shares of our Common Stock that were owned beneficially by: (i) each beneficial owner of more than 5% of the outstanding shares of Common Stock; (ii) each of our directors; (iii) each of our named executive officers; and (iv) all of our executive officers and directors as a group.

        The number of shares beneficially owned by each entity, person, director, executive officer (including each named executive officer) is determined under the rules of the Securities and Exchange Commission, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares as to which the individual has the right to acquire within 60 days after the date of this table, through the exercise of any stock option or other right. Unless otherwise indicated, each person has sole investment and voting power, or shares such powers with his or her spouse or dependent children within his or her household, with respect to the shares set forth in the following table. Unless otherwise indicated below, the address for all of our current executive officers (including named executive officers) and directors is c/o Sauer-Danfoss Inc., 250 Parkway Drive, Suite 270, Lincolnshire, Illinois 60069.

Equity Ownership of Certain Beneficial Owners, Directors and Executive Officers

Beneficial Owners, Directors, and Named Executive Officers	Number of Shares Beneficially Owned(1)		Percent of Outstanding Shares
Sauer Holding GmbH(2)	36,629,787	(3)	75.9%
Danfoss Murmann Holding A/S(4)	35,415,962	(5)	73.4%
Danfoss A/S(4)	35,415,962	(5)	73.4%
NWQ Investment Management Company, LLC (6)	2,637,536	(7)	5.5%
Klaus H. Murmann, Director and Chairman Emeritus	7,500	(3)	*
Nicola Keim, Director	11,500		*
Sven Murmann, Director and Vice Chairman	11,500	(3)	*
David J. Anderson, Director, President and Chief Executive Officer	62,325		*
Karl J. Schmidt, Executive Vice President and Chief Financial Officer	24,059		*
Hans J. Cornett, Executive Vice President and Chief Marketing Officer	41,273		*
Thomas K. Kittel, Executive Vice President and President—Propel Division	164,564		*
Wolfgang Schramm, Executive Vice President and President—Controls Division	10,000		*
James R. Wilcox, Former Executive Vice President and President—Work Function Division	30,383		*
Finn Lyhne, Former Vice President—Electric Drives	4,275		*
Jørgen M. Clausen, Director and Chairman	68,500		*
Ole Steen Andersen, Director	10,500		*
Johannes F. Kirchhoff, Director	11,900		*
Hans Kirk, Director	10,500		*
F. Joseph Loughrey, Director	12,500	(8)	*
Steven H. Wood, Director	7,500		*
All directors and executive officers as a group (18 persons)	495,185	(9)	1.0%

*
Represents less than 1%.

(1)
Unless otherwise indicated in the following notes, each of the stockholders named in this table has sole voting and investment power with respect to the shares shown as beneficially owned.

(2)
The mailing address for Sauer Holding GmbH is Krokamp 35, 24539 Neumünster, Federal Republic of Germany.

(3)
These shares include 18,087,825 shares owned directly by Sauer Holding GmbH, a German limited liability company ("Sauer Holding"), 300,000 shares owned directly by SDW Stiftung Deutsche Wirtschaft, a German foundation (the "Stiftung"), and 18,241,962 shares owned directly by Danfoss Murmann Holding A/S (the "Holding Company"). Because of an irrevocable voting proxy (the "Voting Proxy") and other contractual arrangements with the Holding Company and Danfoss A/S, Sauer Holding possesses shared voting and dispositive power over 17,174,000 of the shares which it owns directly. Sauer Holding possesses shared voting, but no dispositive, power over the 300,000 shares owned directly by the Stiftung. As a result of its 50% voting power over the Holding Company, Sauer Holding has shared voting and dispositive power over the 18,241,962 shares owned directly by the Holding Company. Sauer Holding disclaims beneficial ownership of the 18,541,962 shares directly owned in the aggregate by the Holding Company and the Stiftung. Klaus H. Murmann, Nicola Keim, and Sven Murmann, directors of the Company who are members of Sauer Holding, have neither shared nor sole voting or dispositive power over the 36,329,787 shares directly owned in the aggregate by Sauer Holding, the Holding Company, and the Stiftung for purposes of calculating beneficial ownership under Section 13(d) of the Exchange Act; nevertheless, their membership in Sauer Holding is noted here to avoid misunderstanding.

(4)
The mailing address for each of these entities is DK-6430 Nordborg, Denmark.

(5)
These shares include 18,241,962 shares owned directly by the Holding Company. As a result of its 50% voting power over the Holding Company, Danfoss A/S has shared voting and dispositive power over these shares. These shares also include 10,361,500 shares owned directly by Sauer Holding that are subject to the Voting Proxy. The Holding Company has sole voting power, but no dispositive power (sole or shared), over these shares. Danfoss A/S has shared voting and dispositive power over these shares. These shares also include 6,812,500 shares owned directly by Sauer Holding, as to which the Holding Company and Danfoss A/S have shared voting and dispositive power. The Holding Company disclaims beneficial ownership of 6,812,500 of these shares. Danfoss A/S disclaims beneficial ownership of all 35,415,962 of these shares.

(6)
The mailing address for this entity is 2049 Century Park East, 16th Floor, Los Angeles, California 90067.

(7)
NWQ Investment Management Company, LLC ("NWQ") has sole voting power over 2,393,486 of these shares and sole dispositive power over all 2,637,536 of these shares. This information is taken from a Schedule 13G filed by NWQ on February 14, 2008.

(8)
Mr. Loughrey disclaims beneficial ownership with respect to 3,000 of these shares which are owned directly by his wife.

(9)
Includes stock owned by the spouses and children of certain directors and executive officers. These shares do not include the shares reported above that are owned by Messrs. Wilcox and Lyhne, neither of whom was an executive officer of the Company as of March 3, 2008.

Prospective Change in Control Transaction

        The consummation of the prospective Share Purchase Transaction between Sauer Holding and Danfoss will result in a change in control of our Company, as Sauer Holding will sell to Danfoss (i) 8,358,561 shares of our Common Stock and (ii) all of the remaining issued and outstanding shares of the Holding Company, which holds a substantial interest in our Common Stock, thereby shifting control of a majority of the issued and outstanding shares of our Common Stock from Danfoss and Sauer Holding jointly, to Danfoss alone. This change in control transaction will result in the execution of a stockholders agreement by and between Sauer Holding and Danfoss (the "Stockholders

Agreement") that will replace the existing Joint Venture Agreement, dated January 22, 2000, as amended as of February 22, 2000, by and among Danfoss, Sauer Holding and the Holding Company (the "Joint Venture Agreement"), in governing the rights and obligations of the parties with respect to their ownership and control of our Company and the Common Stock that they hold (including arrangements with respect to the composition of our Board of Directors and the consequent alteration of the existing rights of Danfoss and Sauer Holding with respect to the nomination of members of our Board of Directors).

        The Share Purchase Transaction will alter Sauer Holding's and Danfoss' respective rights to nominate members of our Board of Directors. As is currently true under the Joint Venture Agreement, the prospective Stockholders Agreement also provides that the Board of Directors will consist of ten (10) members. However, under the Stockholders Agreement, Sauer Holding will possess nomination rights with respect to two such members (one independent and one non-independent) and Danfoss will possess nomination rights with respect to eight such members (two independent and six non-independent members) (each determination of independence to be made in accordance with the rules of the New York Stock Exchange). The contractual rights of Sauer Holding and Danfoss under the Joint Venture Agreement with respect to the Nominating Committee of our Board of Directors will be effectively terminated under the Stockholders Agreement.

        The Share Purchase Transaction and the Stockholders Agreement to be executed pursuant thereto will furthermore result in the creation of various new contractual rights and obligations of Sauer Holding and Danfoss vis-à-vis one another related to transfers of our Common Stock by them. Under the prospective Stockholders Agreement, Sauer Holding will grant to Danfoss the right to purchase from Sauer Holding (via exercise of a call option), and Danfoss would grant to Sauer Holding the right to sell to Danfoss (via exercise of a put option), the remaining 10,029,264 shares of Common Stock held by Sauer Holding, in two equal stages of 5,014,632 shares each, during the 21 day windows of time following the delivery of our audited financial statements to Sauer Holding for our 2009 and 2011 fiscal years, respectively. The exact purchase price for the shares subject to the call option and put option will be determined based on our operating income and net debt level in our 2009 and 2011 fiscal years, respectively, but will fall within the range of $29.67 and $49.45 per share, subject to adjustment as a result of stock splits and other similar transactions. Under the Stockholders Agreement, Danfoss may also, at any time, accelerate its exercise of either or both stages of the call option by electing to purchase Sauer Holding's shares of Common Stock subject to such option at a price equal to $49.45 per share, subject to adjustment as a result of stock splits and other similar transactions. Sauer Holding, on the other hand, will be entitled to accelerate its exercise of either or both stages of its put option and to sell its shares of Common Stock subject to such option to Danfoss at a price equal to $29.67 per share, subject to adjustment, only under certain limited circumstances. The number of shares subject to the put and call options is subject to reduction based on shares of Common Stock sold by Sauer Holding as a result of Danfoss' exercise of drag-along rights under the Stockholders Agreement.

        In addition to the put and call options, the Stockholders Agreement will also provide for drag-along rights and a right of first refusal for Danfoss, and tag-along rights for Sauer Holding.

APPENDIX A
PROPOSED AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

(Deletions are indicated by strikeouts and additions are indicated by underlining.)

AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
OF
SAUER-DANFOSS INC.

        SAUER-DANFOSS INC., a corporation organized and existing under the laws of the State of Delaware (the "Corporation"), hereby certifies as follows:

        1.     The present name of the corporation is Sauer-Danfoss Inc. Sauer-Danfoss Inc. was originally incorporated under the name Sundstrand Venture Company, and the original Certificate of Incorporation was filed with the Secretary of State of the State of Delaware on September 25, 1986.

        2.     This Amended and Restated Certificate of Incorporation amends and restates the provisions of the Certificate of Incorporation of this Corporation as heretofore amended or supplemented, and was duly adopted in accordance with the provisions of Sections 242 and 245 of the General Corporation Law of the State of Delaware.

        3.     The text of the Certificate of Incorporation is hereby amended and restated to read in its entirety as follows:

        FIRST:    The name of the corporation is Sauer-Danfoss Inc. (hereinafter, the "Corporation").

        SECOND:    Its registered office in the State of Delaware is to be located at 1209 Orange Street, in the City of Wilmington, County of New Castle, Delaware 19801. The name of its registered agent at such address is The Corporation Trust Company.

        THIRD:    The nature of the business or purposes to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

        FOURTH:    The total number of shares of all classes of stock which the Corporation shall have authority to issue shall be 79,500,000, of which 75,000,000 shares are to be Common Stock, having a par value of $0.01 per share, and 4,500,000 shares are to be Preferred Stock, having a par value of $0.01 per share.

        Authority is hereby expressly granted to the Board of Directors from time to time to issue Preferred Stock, for such consideration and on such terms as it may determine, as Preferred Stock of one or more series and in connection with the creation of any such series to fix by the resolution or resolutions providing for the issue of shares thereof the designation, powers and relative participating, optional, or other special rights of such series, and the qualifications, limitations, or restrictions thereof. Such authority of the Board of Directors with respect to each such series shall include, but not be limited to, the determination of the following:

          (a)   the distinctive designation of, and the number of shares comprising, such series, which number may be (except where otherwise provided by the Board of Directors in creating such series) increased or decreased (but not below the number of shares thereof then outstanding) from time to time by like action of the Board of Directors;

          (b)   the dividend rate or amount for such series, the conditions and dates upon which such dividends shall be payable, the relation which such dividends bear to the dividends payable on any other class or classes or any other series of any class or classes of stock, and whether such dividends shall be cumulative, and if so, from which date or dates for such series;

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          (c)   whether or not the shares of such series shall be subject to redemption by the Corporation and the times, prices, and other terms and conditions of such redemption;

          (d)   whether or not the shares of such series shall be subject to the operation of a sinking fund or purchase fund to be applied to the redemption or purchase of such shares and if such a fund be established, the amount thereof and the terms and provisions relative to the application thereof;

          (e)   whether or not the shares of such series shall be convertible into or exchangeable for shares of any other class or classes, or of any other series of any class or classes, of stock of the Corporation and, if provision be made for conversion or exchange, the times, prices, rates, adjustments, and other terms and conditions of such conversion or exchange;

          (f)    whether or not the shares of such series shall have voting rights, in addition to the voting rights provided by law, and if they are to have such additional voting rights, the extent thereof;

          (g)   the rights of the shares of such series in the event of any liquidation, dissolution, or winding up of the Corporation or upon any distribution of its assets; and

          (h)   any other powers, preferences, and relative, participating, optional, or other special rights of the shares of such series, and the qualifications, limitations, or restrictions thereof, to the full extent now or hereafter permitted by law and not inconsistent with the provisions hereof.

        FIFTH:    The number of directors shall be fixed by, or in the manner provided in, the Bylaws of the Corporation. ~~The classification of the Board of Directors into three classes is hereby terminated, and any terms of directors which extend beyond the 2000 annual meeting of stockholders because of such classification, shall terminate on the date of the 2000 annual meeting of stockholders. At each annual meeting of stockholders, commencing with the annual meeting in 2000, the full Board of Directors shall be elected to hold office until the next annual meeting of the stockholders and until their successors shall be elected and shall qualify, subject, however, to prior death, resignation, retirement, disqualification or removal from office.~~

        SIXTH:    The Board of Directors shall have power to make, and from time to time alter, amend, or repeal the Bylaws of the Corporation; provided, however, that (a) the stockholders shall have the paramount power to alter, amend and repeal the Bylaws or adopt new Bylaws, exercisable by the affirmative vote of the holders of not less than ~~80%~~ a majority of the outstanding shares of the capital stock of the Corporation entitled to vote generally in the election of directors (considered for this purpose as one class), and (b) if and to the extent the stockholders exercise such power, the Board of Directors shall not thereafter suspend, alter, amend or repeal the Bylaws, or portions thereof, adopted by the stockholders, unless, in adopting such Bylaws, or portions thereof, the stockholders otherwise provide.

        SEVENTH:    A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (a) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (c) under the provisions of Section 174 of the Delaware General Corporation Law and amendments thereto, or (d) for any transaction from which the director derived an improper personal benefit. If the Delaware General Corporation Law is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law, as so amended. No amendment, repeal or adoption of any provision of this Certificate of Incorporation inconsistent with this Article Seventh shall apply or have any effect on the liability of any director of the Corporation for or with respect to any acts or omissions of such director occurring prior to such amendment, repeal, or adoption of any inconsistent provision.

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        EIGHTH:    The stockholders of the Corporation may not take action by written consent in lieu of a meeting, but must take any such action at a duly called annual or special meeting.

        NINTH:    (a) Each person who was or is made a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative ("proceeding"), by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a director or officer of the Corporation, or is, or was serving, at the request of the Corporation as a director or officer of another corporation, or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action in an official capacity as a director or officer or in any other capacity while serving as a director or officer, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the Delaware General Corporation Law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said laws permitted the Corporation to provide prior to such amendment), against any and all expense, liability loss (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement and amounts expended in seeking indemnification granted to such person under applicable law, this Article Ninth or any agreement with the Corporation) reasonably incurred or suffered by such person in connection therewith and such indemnification shall continue as to a person who has ceased to be a director or officer and shall inure to the benefit of his or her heirs, executors and administrators; provided, however, that, except as provided in paragraph (b) of this Article Ninth, the Corporation shall indemnify any such person seeking indemnity in connection with an action, suit or proceeding (or part thereof) initiated by such person only if (a) such indemnification is expressly required to be made by law, (b) the action, suit or proceeding (or part thereof) was authorized by the Board of Directors of the Corporation, (c) such indemnification is provided by the Corporation, in its sole discretion, pursuant to the powers vested in the Corporation under the Delaware General Corporation Law, or (d) the action, suit or proceeding (or part thereof) is brought to establish or enforce a right to indemnification under an indemnity agreement or any other statute or law or otherwise as required under Section 145 of the Delaware General Corporation Law. Such right shall be a contract right and shall include the right to be paid by the Corporation expenses incurred in defending any such proceeding in advance of its final disposition; provided, however, that, unless the Delaware General Corporation Law then so prohibits, the payment of such expenses incurred by a director or officer of the Corporation in his or her capacity as a director or officer (and in any other capacity in which service was or is tendered by such person while a director or officer, including, without limitation, service to an employee benefit plan) in advance of the final disposition of such proceeding shall be made only upon delivery to the Corporation of an undertaking, by or on behalf of such director of officer, to repay any amounts so advanced if it should be determined ultimately that such director or officer is not entitled to be indemnified under this Article Ninth or otherwise.

          (b)   If a claim under paragraph (a) of this Article Ninth is not paid in full by the Corporation within thirty (30) days after a written claim has been received by the Corporation, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim and, if such suit is not frivolous or brought in bad faith, the claimant shall be entitled to be paid also the expense of prosecuting such claim. The burden of proving such claim shall be on the claimant. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any, has been tendered to this Corporation) that the claimant has not met the standards of conduct which make it permissible under the Delaware General Corporation Law for the Corporation to indemnify the claimant for the amount claimed. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of

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  conduct set forth in the Delaware General Corporation Law, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel or its stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that claimant has not met the applicable standard of conduct.

          (c)   The rights conferred on any person in paragraphs (a) and (b) of this Article Ninth shall not be exclusive of any other right which such persons may have or hereafter acquire under any statute, provision of this Certificate of Incorporation, the Bylaws of the Corporation, agreement, vote of stockholders or disinterested directors or otherwise.

          (d)   The Board of Directors is authorized to enter into a contract with any director, officer, employee or agent of the Corporation, or any person serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, including employee benefit plans, providing for indemnification rights equivalent to or, if the Board of Directors so determines, greater than, those provided for in this Article Ninth.

          (e)   The Corporation may maintain insurance to the extent reasonably available, at its expense, to protect itself and any such director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any such expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the Delaware General Corporation Law.

          (f)    Any amendment, repeal or modification of any provision of this Article Ninth by the stockholders or the directors of the Corporation shall not adversely affect any right or protection of a director or officer of the Corporation existing at the time of such amendment, repeal or modification.

        ~~TENTH:    Notwithstanding any other provision of this Certificate of Incorporation or the Bylaws of the Corporation (and in addition to any other vote that may be required by law, this Certificate of Incorporation, or the Bylaws of the Corporation), the affirmative vote of the holders of not less than 80% of the outstanding shares of the capital stock of the Corporation entitled to vote generally in the election of directors (considered for this purpose as one class) shall be required to amend, alter, or repeal any provision of this Article Tenth or Articles Fifth, Sixth, Seventh, Eighth, and Ninth of this Certificate of Incorporation.~~

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SPECIAL MEETING OF STOCKHOLDERS

Thursday, May 1, 2008

10:00 a.m. local time

Sauer-Danfoss Inc. 250 Parkway Drive, Suite 270 Lincolnshire, Illinois 60069 Krokamp 35 24539 Neumünster, Germany	proxy

This proxy is solicited by the Board of Directors for use at the Special Meeting on May 1, 2008.

The shares of Common Stock of Sauer-Danfoss Inc. that you are entitled to vote will be voted as you specify on the reverse side.

If no choice is specified, the proxy will be voted “FOR” Proposal 1.

By signing the proxy, you revoke all prior proxies and appoint JØrgen M. Clausen, Sven Murmann and David J. Anderson, and each of them, with full power of substitution, as proxies to vote your shares on the matters shown on the reverse side, and in their discretion on any other matters which may properly come before the Special Meeting and all adjournments or postponements. A majority of said proxies, or any substitute or substitutes, who shall be present and act at the meeting (or if only one shall be present and act, then that one) shall have all the powers of said proxies hereunder.

See reverse for voting instructions.

COMPANY #

There are three ways to vote your Proxy

Your telephone or Internet vote authorizes the Named Proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

VOTE BY PHONE — TOLL FREE — 1-800-560-1965 — QUICK*** EASY*** IMMEDIATE

•                   Use any touch-tone telephone to vote your proxy 24 hours a day, 7 days a week, until 12:00 p.m. (CT) on April 29, 2008, two days prior to the meeting.

•                   Please have your proxy card and the last four digits of your Social Security Number or Taxpayer Identification Number available. Follow the simple instructions the voice on the line provides you.

VOTE BY INTERNET — http://www.eproxy.com/shs/ — QUICK*** EASY*** IMMEDIATE

•                   Use the Internet to vote your proxy 24 hours a day, 7 days a week, until 12:00 p.m. (CT) on April 29, 2008, two days prior to the meeting.

•                   Please have your proxy card and the last four digits of your Social Security Number or Taxpayer Identification Number available. Follow the simple instructions to obtain your records and create an electronic ballot.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we’ve provided or return it to Sauer-Danfoss Inc., c/o Shareowner ServicesSM, P.O. Box 64873, St. Paul, Minnesota 55164-0873.

If you vote by Phone or Internet, please do not mail your Proxy Card

 Please detach here

The Board of Directors Recommends a Vote FOR Proposal 1.

1.	Approval of elimination of 80% supermajority stockholder voting requirements for amendments to certain provisions of Certificate of Incorporation and stockholder-approved amendments to By-Laws	☐ For ☐ Against ☐ Abstain

THIS PROXY WHEN PROPERLY EXECUTED AND RETURNED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR PROPOSAL 1.

Address Change? Mark Box	☐	Date
Indicate changes below:

Signature(s) in Box

Please sign exactly as your name(s) appear on the Proxy. If held in joint tenancy, all persons must sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the Proxy.

QuickLinks

  April 14, 2008
PROPOSAL NO. 1
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT